SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported):

                                 October 1, 1999



                                   Sonus Corp.
             (Exact name of Registrant as Specified in its Charter)


                             Yukon Territory, Canada
                 (State or Other Jurisdiction of Incorporation)

                                     0-22367
                            (Commission File Number)

                                 Not Applicable
                        (IRS Employer Identification No.)

                        111 S.W. Fifth Avenue, Suite 1620
                             Portland, Oregon 97204
               (Address of Principal Executive Offices) (Zip Code)


               Registrant's Telephone Number, Including Area Code
                                 (503) 225-9152

ITEM 5.  OTHER EVENTS.

      On October 1, 1999, Sonus Corp. (the "Corporation") consummated the sale of 2,500,000 Series B Convertible Preferred Shares (the "Series B Shares") to Warburg, Pincus Ventures, L.P., a Delaware limited partnership ("Warburg LP"), for $10,000,000 in cash. The source of funds for the purchase was liquid investment funds held by Warburg LP. The net proceeds of approximately $9,890,000 will be used for working capital and for acquisitions of additional audiology-related businesses. The Corporation relied on the exemption from registration provided by Section 4(2) under the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder with respect to the sale of the Series B Shares.

      In connection with the sale of the Series B Shares to Warburg LP, the Corporation agreed to reduce the exercise price of outstanding warrants entitling Warburg to purchase 2,000,000 Common Shares (the "Warrants") from $12.00 to $6.75 per share, to extend the exercise period to October 1, 2004, and to remove the limitation on the number of shares that may be issued upon a cashless exercise of the Warrants. The Corporation also agreed to submit certain amendments to the terms of the outstanding Series A Convertible Preferred Shares (the "Series A Shares"; the Series A Shares and the Series B Shares may be collectively referred to as the "Preferred Shares") owned by Warburg LP for consideration and approval by the Corporation's shareholders at the 1999 annual meeting of shareholders. The proposed amendments to the terms of the Series A Shares provide that dividends payable thereon may be paid in Common Shares, at the option of the Corporation, until December 24, 2002, and thereafter only in cash, and lower the earnings and share price thresholds for mandatory conversion of the Series A Shares. The Series A Shares and Warrants were originally purchased by Warburg LP in December 1997.

      The Series B Shares are initially convertible at the option of the holder on a one-for-one basis into 2,500,000 Common Shares at a conversion price of $4.00 per share. The conversion rate is subject to increase to the extent that the Corporation's receivables as of July 31, 1999, that are collected by July 31, 2000, total less than $4,736,000, as well as to adjustments for stock dividends, stock splits, recapitalizations, and other similar events. In addition, until the Corporation attains specified quarterly earnings targets, the conversion rate will increase beginning October 31, 2000, such that approximately 200,000 additional Common Shares would be issuable upon conversion at that date with respect to the four fiscal quarters then ended. Additional adjustments will be made each quarter thereafter as long as the earnings targets have not been met. The amount of such quarterly adjustments will be based on a factor of 2 percent of the original purchase price plus the sum of all prior adjustments until November 1, 2004, increasing in steps thereafter to 4.5 percent beginning November 1, 2006. Once the Corporation has met the specified earnings targets for four consecutive fiscal quarters, no further adjustments in the conversion rate will be made. The Series B Shares are subject to mandatory conversion at the option of the Corporation if certain share price and earnings targets are met.

      Cash dividends will accrue on the Series B Shares at an annual rate of 8 percent of the conversion price then in effect until November 1, 2004, increasing in steps thereafter to 18 percent beginning November 1, 2006, provided that the Corporation has met specified quarterly earnings targets. If the Corporation has not met the earnings targets by July 31, 2002, dividends will not accrue or be payable on the Series B Shares. Upon conversion of the Series B Shares, any accumulated dividends will be forfeited.

      The Series B Shares are entitled to one vote per share (or such other number of votes equal to the number of Common Shares into which a Series B Share shall be convertible from time to time) on all matters presented for action by the Corporation's shareholders. As a result of the purchase of the Series B Shares and continued ownership of the Series A Shares by Warburg LP, both
Warburg LP and its general partner, Warburg, Pincus & Co. ("Warburg"), have beneficial ownership, including voting and investment power, with respect to approximately 46 percent of the outstanding voting securities of the Corporation. Including the Series A Shares, the Series B Shares and the Warrants, Warburg LP and Warburg have beneficial ownership of approximately 54 percent of the voting securities of the Corporation. As long as Warburg LP beneficially owns at least 666,666 Common Shares or Preferred Shares, the Corporation will not be permitted to engage in specified significant corporate transactions without Warburg LP's written consent.

      For so long as Warburg LP beneficially owns a number of outstanding Common Shares or Preferred Shares constituting at least 10 percent of the outstanding Common Shares (including the Common Shares issuable upon conversion of the Preferred Shares, but excluding the Common Shares issuable upon exercise of the Warrants), the Corporation will be required to nominate and use its reasonable best efforts to cause to be elected and remain as directors three persons designated by Warburg LP who are reasonably satisfactory to the Corporation. In connection with the sale of the Series B Shares to Warburg LP, the Corporation appointed David J. Wenstrup as a director. Joel Ackerman and Haywood D. Cochrane, Jr., were previously elected to the board to fill two other positions as Warburg LP designees.

      The number of board positions for which Warburg LP may designate a nominee will increase to four if and so long as the number of positions on the Board of Directors exceeds eight. In addition, as long as Warburg LP beneficially owns at least 666,666 Common Shares or Preferred Shares, the number of positions on the Board of Directors may not exceed 11. The applicable number of designees will decrease by one at such time as Warburg LP beneficially owns less than 10 percent of the outstanding Common Shares (including the Common Shares issuable upon conversion of the Preferred Shares but excluding the Common Shares issuable upon exercise of the Warrants), and will decrease to none if Warburg LP ceases to beneficially own at least 666,666 Common Shares or Preferred Shares. The right to designate one nominee for director may be transferred by Warburg LP to a single purchaser of at least 1,333,333 Preferred Shares or Common Shares issuable upon conversion thereof.

      The Series B Shares may not be redeemed before October 1, 2004. Thereafter, the Series B Shares will be redeemable at the option of the Corporation, in whole or in part, for an amount per share equal to the conversion rate then in effect multiplied by (1) the conversion price then in effect plus any accrued and unpaid dividends or (2) the fair market value of the Series B Shares, whichever is greater.

      The Series B Shares carry a liquidation preference per share equal to the conversion rate then in effect multiplied by (1) the conversion price then in effect plus any accrued and unpaid dividends or (2) the amount distributable as if the Series B Shares had been converted into Common Shares immediately prior to liquidation plus any accrued and unpaid dividends, whichever is greater. The Corporation will be prohibited from paying cash dividends to holders of Common Shares unless the accumulated dividends on the Series B Shares have been paid in full.

      The Securities Purchase Agreement pursuant to which the Series B Shares were issued and sold, including the terms of the Series B Shares, the terms of the Series A Shares as proposed to be amended, and the amended terms of the Warrants, is attached as Exhibit 4 hereto. The news release dated October 4, 1999, in which the Corporation announced the consummation of the foregoing transaction, is attached as Exhibit 99 hereto.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

            (c)  Exhibits

                  Exhibit 4 Securities Purchase Agreement dated as of October 1, 1999, between Sonus Corp. and Warburg, Pincus Ventures, L.P.

                  Exhibit 99  News Release of Sonus Corp. dated October 4, 1999

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DATED:  October 12, 1999            SONUS CORP.



                                    By  /s/ Scott E. Klein
                                        Scott E. Klein, President